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                                                                    Exhibit 10.1

         FORM OF SEPARATION AND RELEASE AGREEMENT BETWEEN SLIPPERY ROCK
                  FINANCIAL CORPORATION AND WILLIAM C. SONNTAG

                        SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (hereinafter "Agreement") is made between Slippery Rock Financial Corporation (hereinafter "Company") and William Sonntag (hereinafter "Employee").

WHEREAS, the Company contemplates the consummation of an Agreement and Plan of Merger ("Merger") by and between the Company and F.N.B. Corporation ("Corporation"); and

WHEREAS, Company and Employee agree that Employee's last day of employment will be the date of consummation of the Merger; and

WHEREAS, Company and Employee wish to finally and completely resolve any and all matters between them relating to Employee's employment and cessation of employment.

NOW, THEREFORE, in consideration of the mutual undertakings set forth below, this Agreement will govern Employee's cessation of employment with the Company and will resolve, finally and completely, any and all possible claims Employee may assert against Company arising from such employment and the parties agree as follows:

SECTION 1. Recitals

The foregoing recitals are incorporated by reference as if fully set forth herein.

SECTION 2. Separation Payment and Benefits

2.01 Commencing on the later of the Effective Date of the Merger, approval of this Agreement by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, if necessary, or the 8th day after receipt of a fully signed and dated copy of this Agreement from Employee ("Effective Date"), the Company or the Corporation (depending upon the Effective Date), agree to provide the following payments and benefits ("Separation Benefits") less applicable taxes:

      (a) A payment equal to two (2) times Employee's salary, at the time of termination and two (2) times the Employee's average bonus for the last two years.

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      (b)   A payment for all accrued and unused vacation days for the year
            2004.

      The Company shall use commercially reasonable efforts to obtain approvals of this Agreement by the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, if necessary.

2.02  Employee acknowledges that the Separation Benefit referenced in Paragraph
      2.01 of this Agreement constitute consideration over and above anything of value to which Employee was already entitled.

2.03 Notwithstanding anything above in this Section 2, if the Employee is a "disqualified individual" (as defined in Section 280G(c) of the Internal Revenue Code ("Code")), and the severance benefit provided for in Section 2, together with any other payments which the Employee has the right to receive which constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), the severance benefit shall be reduced. The reduction shall be in an amount so that the present value of the total amount received by the Employee from the Company will be reduced to the maximum amount such that no portion of the amount received by the Employee shall be subject to the excise tax imposed by Section 4999 of the Code.

2.04 Nothing herein shall affect Employee's vested rights, if any, pursuant to Company's 401(k) Plan, pension plan or any other employee benefit plan, including COBRA continuation coverage. Notwithstanding Employee receiving any payments under the terms of this Agreement on the date of Employee's separation, all future accrual and vesting, for purposes of the Company's 401(k) Plan and retirement plan, and other such plans, shall cease on Employee's last day of employment.

SECTION 3.                 Confidential Information and Communications

3.01 The Company and Employee agree that the terms and conditions of this Agreement shall be confidential and shall not be disclosed or discussed by the parties with any person other than the parties' attorneys and any other employee, officer or director or accountant or other person whose knowledge of the terms of this Agreement is necessary for legal, accounting, tax or other related purposes or for purposes of the Company's business operations.

3.02 From and after the date of this Agreement, Employee and the Company agree not to make any oral or written communication or comment to impugn or otherwise disparage the competency, integrity or qualifications of the other, its affiliates, directors, officers and employees.

SECTION 4. Cooperation Agreement


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4.01  Employee agrees to cooperate with the Company in resolving any matters now existing or arising hereafter which relate to the area of Employee's prior responsibility as an employee of the Company, including testifying, if necessary, with reasonable out-of-pocket expenses to be reimbursed by Company.

4.02 If Employee's employment with the Company continues after Employee executes this Agreement, Employee agrees that, at the written request of the Company, he will reaffirm this Agreement in writing upon his termination of employment.

SECTION 5. Release

In exchange for any payments or benefits provided by the Company or Corporation under this Agreement, Employee hereby releases the Company, the Corporation and any affiliated entities and their respective officers, directors, shareholders, employees and agents, from any and all claims, demands, suits, causes of action, damages or expenses which Employee has had or may have in the future, arising out of Employee's employment as an employee of the Company, Employee's separation from the Company, and the transactions contemplated by this Agreement, including, without limitation:

      (a) claims under any and all federal, state or local laws or regulations, including, but not limited to any labor, employment or benefit laws prohibiting any form of discrimination such as the Fair Labor Standards Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act ("OWBPA'), Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, and Civil Rights Act of 1991; and

      (b) any right to recover under any claim that may be filed by the Equal Employment Opportunity Commission, or state or local human relations commission, or any other federal, state or local governmental agency.

      (c) any claim that Employee is entitled to additional awards or vesting under any of either the Company's or Corporation's benefit plans, whether qualified or non-qualified, including, but not limited to, any defined benefit plan, defined contribution plan, stock option or other similar plan for service after the date of separation.

SECTION 6. Parties in Interest

This Agreement shall be binding upon Employee, Employee's heirs, personal representatives and permitted assigns and upon the Company, its affiliates and their successors and assigns. This Agreement shall not be assignable, except the Company may assign it to any successor to the Company.


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SECTION 7. Enforcement

The parties acknowledge that the conditions of this Agreement are special, unique and extraordinary and that, in the event of a breach of the terms and conditions of this Agreement, the Company or Corporation shall be entitled to institute proceedings to enforce the specific performance of this Agreement and to enjoin violations of its provisions.

SECTION 8. Arbitration Provision

Employee and Company waive any right to a court (including jury) proceeding and instead agree to submit any dispute over the application, interpretation, validity, or any other aspect of this Agreement to final and binding arbitration consistent with the application of the Federal Arbitration Act and the employment dispute or comparable procedural rules of the American Arbitration Association (AAA) before an arbitrator who is a member of the National Academy of Arbitrators (NAA) out of an NAA panel of eleven arbitrators to be supplied by the AAA. Only true neutrals will be eligible for consideration as arbitrators and under no circumstances will AAA furnish the names of individuals who represent employees, unions or companies.

SECTION 9. Severability

If any court, arbitrator, or other authority determines that any term, condition, clause or provision of this Agreement is void or invalid at law, or for another reason, then only that term, condition, clause, or provision will be invalid, and the rest will remain in full force and effect.

SECTION 10. Governing Law

This Agreement is governed, construed and enforced under the internal laws of the Commonwealth of Pennsylvania, without giving effect to its conflicts of law principles.

SECTION 11. Integration; Modification

This Agreement contains the entire agreement between the parties and there are no other representations, understandings, warranties, covenants or agreements with respect to such relationship except as provided herein. This Agreement may not be amended or modified except in writing and signed by the parties hereto. Any notices required or permitted to be given hereunder shall be in writing and sent by certified mail to the last known address of the other.

SECTION 12. Counterparts


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This Agreement may be executed in more than one counterpart, or in separate counterparts as the parties deem desirable, each of which, when fully executed, shall constitute an original.

SECTION 13. Advice of Counsel

EMPLOYEE HEREBY ACKNOWLEDGES THAT EMPLOYEE HAS HAD A FORTY-FIVE (45) DAY OPPORTUNITY TO CONSIDER THIS AGREEMENT, THAT WHETHER EMPLOYEE CHOOSES TO USE ALL OR PART OF THAT TIME IS EMPLOYEE'S OPTION, THAT EMPLOYEE HAS BEEN ADVISED, ORALLY AND BY THIS AGREEMENT, ABOUT THE OWBPA AND TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT, AND THAT EMPLOYEE HAS BEEN INFORMED ORALLY AND BY THIS AGREEMENT, THAT EMPLOYEE MAY REVOKE THIS AGREEMENT AT ANY TIME BEFORE THE START OF THE EIGHTH (8TH) CALENDAR DAY FOLLOWING THE DAY EMPLOYEE SIGNED THE AGREEMENT, BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO:

                               F.N.B. CORPORATION
                              ONE F.N.B. BOULEVARD
                          HERMITAGE, PENNSYLVANIA 16148
                             ATTN: LEGAL DEPARTMENT

EMPLOYEE FURTHER ACKNOWLEDGES THAT, IF EMPLOYEE DOES NOT CANCEL OR REVOKE THE AGREEMENT BY THE START OF THE EIGHTH (8TH) CALENDAR DAY FOLLOWING THE DAY EMPLOYEE SIGNS THIS AGREEMENT, THIS AGREEMENT WILL BECOME EFFECTIVE AND LEGALLY BINDING IN ACCORDANCE WITH ITS TERMS.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have executed this Agreement the _______ day of _________________, ________.

ATTEST:                                     Slippery Rock Financial Corporation

______________________                      By:
                                            Name: ____________________________
                                            Title:____________________________

WITNESS:

______________________                      ________________________________
                                                     William Sonntag



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